                                                                     EXHIBIT 4.3


                                    Form of

                               WARRANT AGREEMENT

                                  HYSEQ, INC.


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS SECURITY UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO HYSEQ, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                              Right to Purchase __________
                                              Shares of Common Stock
                                              of Hyseq, Inc.

No. __-___

                                  HYSEQ, INC.

                         Common Stock Purchase Warrant

     HYSEQ, INC., a Nevada corporation (the "Company"), hereby certifies that, for value received, ________________________ (the "Holder"), or its successors or registered assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m., New York time, on the Expiration Date (as hereinafter defined), that number of fully paid and non-assessable shares of Common Stock of the Company as shall be equal to the Warrant Number (as hereinafter defined), at an initial purchase price per share of $____ (the "Purchase Price"). The Warrant Number and the Purchase Price are subject to adjustment as provided in this Warrant.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

               (a) The term "Company" shall include Hyseq, Inc., and any corporation that shall succeed to or assume the obligations of Hyseq, Inc. hereunder.

               (b) The term "Common Stock" includes (i) the Company's common stock, $.001 par value, as authorized on the date hereof, (ii) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference and (iii) any other securities into which or for which any of the securities described in (i) or (ii) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

               (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to
          Section 4 or otherwise.

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               (d) The term "Expiration Date" means ____________.

               (e) The term "Warrant Number" shall mean, subject to adjustment pursuant to Sections 3, 4 or 5 hereof, ______________________ (_____)
          shares of Common Stock.

     1.  Exercise of Warrant.
         -------------------

          1.1  Exercise.  This Warrant may be exercised in full or in part at
               --------
any time or from time to time until the Expiration Date by the holder hereof by surrender of this Warrant and the subscription form annexed hereto (duly executed) by such holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company in the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in the subscription form by (b) the Purchase Price then in effect. On any partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, providing in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

          1.2  Right to Convert Warrant.  Notwithstanding the payment provision
               ------------------------
of subsection 1.1 hereof:

          (a) the Holder shall have the right (the "Conversion Right") to require the Company to convert this Warrant, in whole or in part, at any time prior to the Expiration Date into shares of Common Stock as provided for in this subsection 1.2. At the sole option of the Holder, upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Purchase Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Purchase Price for the shares of Common Stock then issuable upon exercise of this Warrant (the "Warrant Shares") in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value (as defined below) for the Warrant Shares immediately prior to the exercise of the Conversion Right) by (y) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right.

          (b) The Conversion Right may be exercised by the Holder, at any time, or from time to time, prior to the Expiration Date, on any business day by delivering a written notice (the "Conversion Notice") to the Company exercising the Conversion Right and specifying (i) the total number of shares of Common Stock the Holder will purchase pursuant to such conversion and (ii) a place and date not less than one nor more than 20 business days from the date of the Conversion Notice for the closing of such purchase.

          (c) At any closing under this subsection 1.2, (i) the Holder will surrender the Warrant and (ii) the Company will deliver to the Holder a certificate or certificates for the number of shares of Common Stock issuable upon such conversion, together with cash, in lieu of any fraction of a share, as provided in Section 2 below.

          (d) Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean the Fair Market Value of a share of the Company's Common Stock. Fair Market Value of a share of Common Stock as of a Determination Date shall mean:

               (i) If the Company's Common Stock is traded on an exchange or is quoted on the Nasdaq National Market ("Nasdaq"), then the closing or last sale price, respectively, reported for the last business day (on which a sale in the Common Stock was made) immediately preceding the Determination Date.

               (ii) If the Company's Common Stock is not traded on an exchange or on Nasdaq but is traded in the over-the-counter market, then the mean of the closing bid and asked prices reported for the last business day (on which a sale in the Common Stock was made) immediately preceding the Determination Date.

               (iii) If the Determination Date is the date on which the Company's Common Stock is first sold to the public by the Company in a firm commitment public offering under the Securities Act of 1933, as amended (the 1933 Act"), then the initial public offering price (before deducting commissions, discounts or expenses) at which the Common Stock is sold in such offering.

               (iv) If the Company's stock is not publicly traded, then as determined in good faith by the Company's Board of Directors upon review of relevant factors.

          1.3  Trustee for Warrant Holders.  In the event that a bank or trust
               ---------------------------
company shall have been appointed as trustee for the holder of the Warrant pursuant to subsection 4.2, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 14 and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 1. The Company shall give the holder of the Warrant notice of the appointment of any trustee and any change thereof.

     2.  Delivery of Stock Certificates, etc., on Exercise.  As soon as
         -------------------------------------------------
practicable after the exercise of this Warrant, and in any event within 3 (three) days thereafter, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be continued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, in such denominations as may be requested by such holder, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of the full share, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 or otherwise. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of the shares as of the close of business on the date on which this Warrant shall have been delivered to the Company and payment made for such shares as aforesaid.

     3.  Adjustment for Dividends in Other Stock, Property, etc.;
         --------------------------------------------------------
Reclassification, etc.  In case at any time or from time to time, the holders of
----------------------
Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

          (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

          (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

          (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 5), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) which such holder would hold on the date of such exercise if on the date hereof he had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and properly

     (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 4 and 5.

     4.  Adjustment for Reorganization, Consolidation, Merger, etc.
         ----------------------------------------------------------

          4.1  Reorganization.  In case at any time or from time to time, the
               --------------
Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 3 and 5.

          4.2  Dissolution.  In the event of any dissolution of the Company
               -----------
following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holder of this Warrant after the effective date of such dissolution pursuant to this Section 4 to the holder of a bank or trust company having its principal office in New York, New York as trustee for the holder or holders of the Warrants.

          4.3  Continuation of Terms.  Upon any reorganization, consolidation,
               ---------------------
merger or transfer (and any dissolution following any transfer referred to in this Section 4) this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially, all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

     5.  Other Adjustments.
         -----------------

          5.1  Adjustment for Extraordinary Events.  In the event that the
               -----------------------------------
Company shall (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this subsection
5.1. The Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would be issuable on such exercise as of immediately prior to such issuance by a fraction of which (i) the numerator is the Purchase Price in effect immediately prior to such issuance and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

     [5.2  Adjustment for Anti-dilution Provisions Contained in the Company's
           ------------------------------------------------------------------
Charter.  The Company and the holder hereof agree that the Purchase Price
-------
(defined above) is the amount which is 110% of the initial Conversion Price of the Series A Convertible Preferred Stock, $.001 par value ("Series A Preferred Stock"), as set forth in Section 7(y) of the subscription agreement (the "Subscription Agreement") to subscribe for shares of the Series A Preferred Stock pursuant to the Company's Confidential Private Placement Memorandum dated April 16, 1996, as the same may be amended or supplemented. The Company and the holder hereof further agree that if any adjustment in the Conversion Price or the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock should occur by operation of Section 7(y) of the Subscription Agreement, appropriate adjustments shall be made to the Purchase Price and the Warrant Number in accordance with the terms of Section 7(y) of the Subscription Agreement.]

     6.  No Impairment.  The Company will not, by amendment of its Articles of
         -------------
Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrant against impairment due to such event. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrants above the amount payable therefor on such exercise and (b) will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all of the Warrants from time to time outstanding.

     7.  Certificate as to Adjustments.  In each case of any adjustment or
         -----------------------------
readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its principal financial or accounting officer to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment, the Purchase Price resulting therefrom and the increase or decrease, if any, in the number of shares purchasable at such price upon exercise of the Warrant, and showing in detail the facts and computation upon which such adjustment or readjustment is based. The Company will forthwith mail a copy of each such certificate to each registered holder of this Warrant, and will, on the written request at any time of the holder of this Warrant, furnish to such holder a like certificate setting forth the Purchase Price at the time in effect and showing how it was calculated.

     8.  Notices of Record Date, etc.  In the event of
         ----------------------------

               (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

               (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer, of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

               (c) any voluntary or involuntary dissolution, liquidation, or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the registered holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or a favorable vote of stockholders if either is required. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken or the record date, whichever is earlier.

     9.  Reservation of Stock, etc., Issuable on Exercise of Warrants.  The
         ------------------------------------------------------------
Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.

     10.  Transfer of Warrant; Restrictions on Transfer.  The holder hereof
          ---------------------------------------------
shall not transfer this Warrant, in whole or in part, without the prior written consent of the Company, which consent shall not be unreasonably withheld; provided, however, that the transfer of this Warrant, in whole or in part, to
--------  -------
any officer, director, shareholder or affiliate of the original Holder shall not require the Company's consent. The foregoing to the contrary notwithstanding, this Warrant and all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant (a) shall be subject to any applicable terms and restrictions of other agreements between the Company and the holder and (b) may not be sold, offered for sale, transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act and applicable state securities laws or an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

     11.  Register of Warrants; Registration Rights.  The Company shall
          -----------------------------------------
maintain, at the principal office of the Company (or such other office as it may designate by notice to the holder hereof), a register for Warrants, in which the Company records the name and address of the person in whose name a Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant. The shares of Common Stock issuable upon exercise of this Warrant shall, upon issuance, be entitled to the same rights and privileges set forth in that certain Registration Rights Agreement dated as of even date herewith between the Company and the Holder.

     12.  Exchange of Warrants.  This Warrant is exchangeable, upon the
          --------------------
surrender hereof by the Holder hereof at the office or agency of the Company referred to in Section 11, for one or more new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder hereof at the time of such surrender.

     13.  Replacement of Warrants.  On receipt of evidence reasonably
          -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     14.  Warrant Agent.  The Company by written notice to the registered holder
          -------------
of this Warrant may appoint an agent having an office in New York, New York, for the purpose of issuing Common Stock (or Other Securities) on the exercise of the Warrant pursuant to Section 1, exchanging this Warrant to Section 12, and replacing this Warrant pursuant to Section 13, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

     15.  Remedies.  The Company stipulates that the remedies at law of the
          --------
holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     16.  Closing of Books.  The Company will at no time close its transfer
          ----------------
books against the transfer of any Warrant or of any shares of Common Stock issued or issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of this Warrant.

     17.  No Rights or Liabilities as a Stockholder.  This Warrant shall not
          -----------------------------------------
entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     18.  Notices, etc.  All notices and other communications from the Company
          -------------
to the registered holder of this Warrant shall be mailed in writing by hand-delivery, first class registered or certified mail, postage prepaid, telex or telecopies, at such address as may have been furnished to the Company in writing by such holder or at the address shown on such holder's Warrant.



                  [REMAINDER OF THIS PAGE INTENTIONALLY BLANK]

     19.  Miscellaneous. This Warrant and any terms hereof may be changed,
          -------------
 waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York, without reference to its conflicts of law provisions. The headings in this Warrant are for purpose of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.



Dated: __________, 199_                      HYSEQ, INC.


                                             By:____________________________

                                             Title:_________________________

Attest:

By:_________________________

Title:______________________

                              FORM OF SUBSCRIPTION

                   (To be signed only on exercise of Warrant)


HYSEQ, INC.

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, __________ shares of Common Stock for HYSEQ, INC. and hereby makes payment of $_____________ therefor in cash and requests that the certificates for such shares be issued in the name of, and delivered to _______________________ whose address is _______________________.



Dated:___________________
                               -------------------------------
                               (Signature must conform to name
                                of holder as specified on the
                                fact of the Warrant)


                               -------------------------------

                               -------------------------------
                                                     (Address)

                               FORM OF ASSIGNMENT

                   (To be signed only on transfer of Warrant)

     For values received, the undersigned hereby sells, assigns and transfers unto ____________________ the right represented by the within Warrant to purchase __________ shares of Common Stock of HYSEQ, INC. to which the within Warrant relates, and appoints ___________________________ Attorney to transfer such right on the books of HYSEQ, INC. with full power of substitution in the premises.


Dated:______________________
                                  -------------------------------
                                      (Signature must conform
                                      to name of holder as specified
                                      on the face of the Warrant)



                                  ------------------------------

                                  ------------------------------
                                                       (Address)

Signed in the presence of:

___________________________